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                                EMPLOYMENT AGREEMENT



     THIS AGREEMENT made this 3rd day of January, 1989, between GENERAL FINANCIAL SUPPLY, INC., an Iowa corporation ("Corporation"), having its principal place of business at Nevada, Iowa, and Don E. Dearborn of Nevada, Iowa ("Employee").

     WHEREAS, Employee has been employed by the Corporation and the services of the Employee will continue to be of value to. the Corporation; and

     WHEREAS, the Corporation has adopted a Deferred Compensation Plan for Officer/Employees of the Corporation; and

     WHEREAS, The execution by the Employee of an Employment Agreement is a condition for participation by the Employee in the Deferred Compensation Plan.

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, it is mutually agreed as follows:

     1. EMPLOYMENT AND DUTIES. Corporation employs Employee as an officer of Corporation to perform such duties as may be assigned to him from time to time by the Board of Directors as an integral part of the Corporation's operating organization. Employee's duties shall include the application of all of his skills and knowledge toward promoting and improving Corporation's business. Employee shall be subject to the supervision and direction of the Board of Directors of Corporation as to assignment and performance of his services. Employee agrees to comply with the general standards and policies of Corporation in every respect. Employee shall not enter into any contracts whatsoever on behalf of Corporation, except as expressly authorized by the Board of Directors of Corporation.

     2. TIME DEVOTED. Employee agrees to devote substantially all of his time and best efforts to the business of Corporation and the performance of his duties hereunder, and he will not, without the express consent of the Board of Directors of the Corporation, become actively associated with or engages in any business or active employment other than that of Corporation. Employee may take reasonable vacations, sick leaves and leaves of absence as Corporation may agree, and as may be consistent with the current business of Corporation. The use of Employee's non-corporation time is a personal matter. Any contemplated personal matter, activity or investment which reasonably affects Employee's performance as an Employee of Corporation, or which may conflict with Corporation's purposes, must be disclosed and consented to by Corporation.

     3. TERM. The term of employment under this Agreement shall continue until terminated by the Corporation or the Employee as hereinafter provided in Paragraph 8.

     4. COMPENSATION. As compensation for his services hereunder, including services as an officer, director, member of any committee or any other duties assigned him by the Board of Directors of Corporation, Employee shall receive from Corporation an annual salary payable in equal monthly installments, plus bonuses if any, in such amounts as shall be determined from time to time by the Board of Directors of Corporation.

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     5.   INSURANCE.  Employee agrees that Corporation, in its discretion, may apply for and procure in its own name and for its own behalf, life insurance on Employee in an amount or amounts considered advisable, and Employee shall have no right, title or interest therein; and Employee further agrees to submit to any medical or other examination, and to execute and deliver any application or other instrument in writing reasonably necessary to effectuate such insurance.

     6. COVENANT NOT TO COMPETE. During the term of this Agreement and for a period of two (2) years from and after the termination of employment of the Employee for any reason, the Employee:

     (a) Will not, directly or indirectly, solicit any of the customers of the Corporation for the benefit of himself personally, or divert to others any business of the Corporation.

     (b) Will not, directly or indirectly, effect the solicitation of employment of any employee or independent contractor of the Corporation.

     7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. During the term of this Agreement and after the termination of this Agreement for any reason, the
Employee:

     (a) Will not directly or indirectly use for himself or others or disclose Confidential Information so long as said information retains the characteristics of Confidential Information as hereinafter defined.

     (b) CONFIDENTIAL INFORMATION. Confidential Information means any information or compilations of information that derives independent economic value from not being generally known or readily ascertainable by proper means. Confidential Information includes, but is not limited to, trade secrets, customer lists, manufacturing processes, sales techniques, marketing plans, marketing information, management systems and procedures, and the results of research and development whether complete or in process.

     (c) DOCUMENTS AND TANGIBLE Items. All documents and tangible items which contain or deal in any manner with Confidential Information are the property of Corporation and shall remain the exclusive property of Corporation along with all copies, recordings, abstracts, notes or reproductions of any kind made from or about the documents and tangible items or the information they contain.

     (d) INJUNCTIVE RELIEF. Injunctive relief is an appropriate remedy for breach of any of the provisions of the Employment Agreement relating to non-disclosure of information and to the Employee's Covenant Not to Compete and shall be in addition to and not in limitation of any monetary relief or other remedies or rights to which the Corporation is or may be entitled to at law under the terms of the Employment Agreement.

     8. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

     (a)   The mutual written agreement of the parties at any time.

     (b)   Death of the Employee.


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     (c)   Physical or mental disability of Employee to the extent that
           Employee is unable to carry on a substantial part of the usual and customary duties of employment and such inability continues for a period of twelve (12) months.

     (d)   Termination by the Corporation of Employee's employment for "Good
           Cause".

           (i) Breach by Employee of this Agreement including but not limited to, violation of the Covenant Not to Compete a hereinbefore defined, disclosure of any Confidential Information and the refusal, neglect or failure of Employee to perform his or her duties consistent with the terms and conditions of Paragraphs 1 and 2 hereof, and consistent with the general standards, policies and objectives of the Corporation.

           (ii) Conviction of Employee of any crime punishable as a felony or misdemeanor involving moral turpitude.

           (iii) Any act of dishonesty involving corporate assets, chemical dependency or continued failure to comply with the rules and regulations of the Corporation following written notice to the Employee as to the specifics of his non-compliance.

     (e)   Upon the insolvency or bankruptcy of the Corporation.

     9. MODIFICATIONS. This agreement supersedes all prior agreements and understandings between the parties, and it may not be changed or terminated orally. No modification, termination, or attempted waiver of any of the provisions hereof shall be valid unless in writing signed by the party against whom same is sought to be enforced. However, Employee's compensation may be increased at any time by Corporation without in any way affecting any of the other terms and conditions of this agreement, which in all respects shall remain in full force and effect.

     10. GOVERNING LAW. This agreement and all questions arising in connection therewith shall be governed by the laws of the State of Minnesota.

     11. ARBITRATION. If any controversy or claim arising out of this agreement cannot be settled it shall be determined by arbitration in accordance with the terms of the Uniform Arbitration Act, Minnesota Statutes Sections 572.08-572.30, except as hereinafter modified. Either party may, by written notice to the other within ten (10) days after a controversy has arisen hereunder, appoint an arbitrator. The other party shall, by written notice, within ten (10) days after receipt of such notice by the first party, appoint a second arbitrator and in default of such second appointment the first arbitrator appointed shall be sole arbitrator. When two (2) arbitrators have been appointed as hereinabove provided, they shall, if possible, agree on a third arbitrator and shall appoint him by written notice signed by both of them and a copy shall be mailed to each party hereto within ten (10) days after such appointment. On appointment of three (3) arbitrators as hereinabove provided, such arbitrators shall hold an arbitration hearing at the registered office of the Corporation within ten (10) days after the final appointment. At the hearing, the laws of evidence of the State of Minnesota shall apply, and the three (3) arbitrators shall allow each party to present his case, evidence, and witnesses, if any, in the absence of the other party, and shall within thirty
(30) days of the appointment of the last arbitrator, render their award, including a provision for payment of costs and expenses of arbitration to be paid by one or both of the parties hereto as the arbitrators deem just. The award of the majority of the arbitrators shall be binding on the parties hereto, in the same manner as a


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judgment of a court having competent jurisdiction and shall be reviewed only in accordance with the terms of the Uniform Arbitration Act, Minnesota Statutes Sections 572.08-572.30.

     IN WITNESS WHEREOF, Corporation has caused this instrument to be executed in its corporate name, and Employee has executed this Agreement the day and year first above written.

IN PRESENCE OF:                         GENERAL FINANCIAL SUPPLY, INC.


                                        By
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                                        Its
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                                                                 CORPORATION

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                                                                 EMPLOYEE

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